SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549





                                    FORM 8-K

                                 CURRENT REPORT



                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934



       Date of Report (Date of earliest event reported): February 14, 2006

                            ProAssurance Corporation
             (Exact name of registrant as specified in its charter)

        Delaware                   001-16533                   63-1261433
(State of Incorporation)      (Commission File No.)      (IRS Employer I.D. No.)


 100 Brookwood Place, Birmingham, Alabama                    35209
  (Address of Principal Executive Office)                  (Zip code)

       Registrant's telephone number, including area code: (205) 877-4400


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_|  Written communications pursuant to Rule 425 under the Securities
     Act (17 CFR 230.425)
|_|  Soliciting material pursuant to Rule 14a-12 under the Securities
     Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-(c) under the Exchange Act (17CFR 240.13e-(c))


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Item 7.01  Regulation FD Disclosure

On February 14, 2006, ProAssurance Corporation's Chairman A. Derrill Crowe, M.D., said in a meeting with investors that he is contemplating the sale of shares through a plan that complies with Rule 10b5-1.

There is no definitive timetable for the implementation of the 10b5-1 Plan. Neither the number of shares to be sold, nor the parameters governing the sales have been established.

Dr. Crowe indicated that he believes the sale of his shares would take place over a substantial period of time to facilitate portfolio diversification and estate planning. Dr. Crowe also indicated that he intends to maintain significant ownership of ProAssurance shares for the foreseeable future and said that the filing of such a Plan should not be taken as an indication that he plans to lessen his role at the Company.


                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 14, 2006

                                            PROASSURANCE CORPORATION



                                            By: /s/ Victor T. Adamo
                                                    Victor T. Adamo
                                                    President